FOR IMMEDIATE RELEASE
Corebridge Financial Announces Fourth Quarter and Full Year 2025 Results

Fourth quarter
•Net income of $814 million, or $1.59 per share
•Adjusted after-tax operating income1 of $626 million and operating EPS1 of $1.22 per share
•Premiums and deposits1 of $10.1 billion
•Holding company liquidity of $2.3 billion
•Returned $1.2 billion to shareholders, including $1.1 billion of share repurchases
Full year
•Net loss of $366 million, or $0.68 per share
•Adjusted after-tax operating income of $2.4 billion and operating EPS of $4.42 per share
•Premiums and deposits of $41.7 billion
•Returned $2.6 billion to shareholders, a 110% payout ratio, including $2.1 billion of share repurchases

HOUSTON – February 9, 2026 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the fourth quarter and full year ended December 31, 2025.

“Corebridge delivered strong results in 2025, starting with a record $42 billion in sales of products that help our customers protect, grow and secure their wealth,” said Marc Costantini, President and Chief Executive Officer. “Customer needs for financial security have never been greater, and with our diverse product suite, powerhouse distribution network, and commitment to achieving industry-leading customer service, Corebridge is uniquely positioned to win.

“Year over year, all of our key metrics were higher - operating earnings per share, return on equity, and capital returned to shareholders. Furthermore, today we’re pleased to announce that our Board of Directors has approved an increase in our common stock dividend of 4%, reflecting our continued confidence in our cash-generation capabilities.

“I couldn’t be more excited about the future of this great franchise. Our opportunity - and commitment - to create sustained value for our customers, distribution partners and shareholders is as strong as it's ever been. We have market tailwinds, hard-to-replicate competitive advantages, and a world-class team ready to show what they can do.”
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) available to common shareholders	$814	$2,171	$(366)	$2,230
Income (loss) per common share available to common shareholders	$1.59	$3.80	$(0.68)	$3.72
Weighted average shares outstanding - diluted	512	571	539	599
Adjusted after-tax operating income[1]	$626	$606	$2,388	$2,547
Operating EPS[1]	$1.22	$1.06	$4.42	$4.25
Weighted average shares outstanding - operating	512	571	541	599
Total common shares outstanding	496	561	496	561
Pre-tax income (loss)	$971	$2,925	$(541)	$2,803
Adjusted pre-tax operating income[1]	$760	$758	$2,966	$3,167
Core sources of income[2]	$1,572	$1,515	$6,107	$6,171
Base spread income[2]	$880	$849	$3,517	$3,628
Fee income[2]	$311	$286	$1,177	$1,114
Underwriting margin excluding variable investment income[2]	$381	$380	$1,413	$1,429
Premiums and deposits	$10,055	$9,399	$41,731	$40,051
Net investment income	$3,277	$3,020	$13,124	$12,228
Net investment income (APTOI basis)[1]	$3,027	$2,811	$11,832	$10,792
Base portfolio income - insurance operating businesses	$2,939	$2,683	$11,344	$10,515
Variable investment income - insurance operating businesses	$79	$103	$434	$266
Corporate and other	$9	$25	$54	$11

Return on average equity	24.3%	69.3%	(2.9%)	18.8%
Adjusted return on average equity[1]	12.5%	11.1%	11.5%	11.3%

2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
Fourth quarter
Net income was $814 million, compared to $2.2 billion in the prior year quarter. The variance largely was a result of lower net realized gains, realized losses on the Fortitude Re ("FRL") funds withheld embedded derivative and changes in the fair value of market risk benefits.

Adjusted pre-tax operating income ("APTOI") was $760 million, flat over the prior year quarter. Excluding variable investment income ("VII") and notable items, APTOI decreased 5% from the same period, largely due to less favorable mortality in the current quarter.

Core sources of income was $1.6 billion, a 4% increase over the prior year quarter largely due to higher spread and fee income and a favorable one-time notable item, partially offset by less favorable mortality in the current quarter.

Premiums and deposits were $10.1 billion, a 7% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits decreased 2% from the same period primarily driven by lower annuity sales in Individual Retirement.

Full year
Net (loss) was $366 million compared to net income of $2.2 billion in the prior year. The variance largely was a result of net realized losses, primarily driven by higher losses from the Fortitude Re funds withheld embedded derivative and changes in the fair value of market risk benefits. The Company completed its annual actuarial assumption review during the third quarter which decreased pre-tax income by $167 million in the current year compared to a $79 million decrease in the prior year.

APTOI was $3.0 billion, a 6% decrease from the prior year primarily due to higher DAC and commission expenses driven by sales growth partially offset by higher net investment income which was impacted by the Fed rate cuts. The annual actuarial assumption review decreased APTOI by $98 million in the current year compared to a $3 million decrease in the prior year.

Core sources of income was $6.1 billion, a 1% decrease from the prior year. Excluding notable items, core sources of income was flat over the same period as a result of higher spread and fee income offset by lower underwriting margin.

Premiums and deposits were $41.7 billion, a 4% increase from the prior year. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits increased 1% over the same period primarily driven by higher RILA deposits, reflecting a full calendar year of sales.

Capital and liquidity highlights
•Life Fleet RBC ratio2 of 430-440%, well above target
•Holding company liquidity of $2.3 billion as of December 31, 2025
•Financial leverage ratio2 of 30.8%

FOR IMMEDIATE RELEASE
•Returned $1.2 billion to shareholders in the fourth quarter through $1.1 billion of share repurchases and $119 million of dividends
•Returned $2.6 billion to shareholders in 2025 through $2.1 billion of share repurchases and $511 million of dividends
•Declared dividend of $0.25 per share of common stock, an increase of $0.01, payable on March 31, 2026, to shareholders of record at the close of business on March 17, 2026

Business results
($ in millions)
Individual Retirement

	Three Months Ended December 31,
	2025	2024
Premiums and deposits	$4,322	$4,539
Total sources of income	$746	$724
Core sources of income	$726	$688
Spread income	$659	$657
Base spread income	$639	$621
Variable investment income	$20	$36
Fee income	$87	$67
Adjusted pre-tax operating income	$455	$458

•Premiums and deposits decreased $217 million, or 5%, from the prior year quarter, primarily driven by lower fixed annuity and fixed index annuity deposits, partially offset by higher RILA deposits
•Core sources of income increased 6% from the prior year quarter, primarily driven by higher base spread and fee income even with the negative impact of Federal Reserve rate actions
•APTOI decreased $3 million, or 1%, from the prior year quarter. Excluding VII and notable items, APTOI increased 3% from the prior year quarter mainly due to higher base spread and fee income, partially offset by higher DAC and non-deferrable commissions due to growth

FOR IMMEDIATE RELEASE
Group Retirement

	Three Months Ended December 31,
	2025	2024
Premiums and deposits	$1,831	$1,616
Total sources of income	$361	$363
Core sources of income	$341	$346
Spread income	$154	$160
Base spread income	$134	$143
Variable investment income	$20	$17
Fee income	$207	$203
Adjusted pre-tax operating income	$162	$161

•Premiums and deposits increased $215 million, or 13%, over the prior year quarter, primarily driven by growth of our RILA product in our out-of-plan offering
•Core sources of income decreased $5 million, or 1% from the prior year quarter, primarily due to lower spread income partially offset by growth in fee income
•APTOI increased $1 million, or 1%, over the prior year quarter, primarily driven by higher fee income offset by lower spread income

Life Insurance

	Three Months Ended December 31,
	2025	2024
Premiums and deposits	$875	$879
Underwriting margin	$368	$370
Underwriting margin excluding variable investment income	$365	$362
Variable investment income	$3	$8
Adjusted pre-tax operating income	$147	$156

•Premiums and deposits was down $4 million from the prior year quarter due to lower universal life sales, partially offset by higher traditional life sales
•Underwriting margin excluding VII increased 1% over the prior year quarter, largely driven by a one-time notable item of $40 million, offset by more favorable Universal Life mortality experience in the prior year quarter

FOR IMMEDIATE RELEASE
•APTOI decreased $9 million, or 6%, from the prior year quarter, primarily driven by less favorable mortality, offset by a one-time $40 million notable item
Institutional Markets

	Three Months Ended December 31,
	2025	2024
Premiums and deposits	$3,027	$2,365
Total sources of income	$176	$161
Core sources of income	$140	$119
Spread income	$143	$127
Base spread income	$107	$85
Variable investment income	$36	$42
Fee income	$17	$16
Underwriting margin	$16	$18
Underwriting margin excluding variable investment income	$16	$18
Variable investment income	$—	$—
Adjusted pre-tax operating income	$143	$133

•Premiums and deposits increased $662 million, or 28%, over the prior year quarter, primarily driven by higher premiums on new PRT and assumed reinsurance business, offset by lower deposits on new GICs
•Total sources of income increased 9% over the prior year quarter, primarily due to higher spread income offset by lower underwriting margin
•APTOI increased $10 million, or 8%, over the prior year quarter, primarily due to higher base spread income, partially offset by lower variable investment income and underwriting margin. Excluding VII and notable items, APTOI increased 16% over the prior year quarter due to higher base spread income, partially offset by lower underwriting margin

FOR IMMEDIATE RELEASE
Corporate and Other

	Three Months Ended December 31,
	2025	2024
Corporate expenses	$(31)	$(29)
Interest on financial debt	$(112)	$(119)
Asset management	$15	$5
Consolidated investment entities	$(1)	$5
Other	$(18)	$(12)
Adjusted pre-tax operating (loss)	$(147)	$(150)

•APTOI loss decreased $3 million over the prior year quarter, primarily due to higher asset management income driven by higher income from legacy investments and lower interest expense on financial debt

Conference call

Corebridge will host a conference call on Tuesday, February 10, 2026, at 9:00 a.m. EST to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $385 billion in assets under management and administration as of December 31, 2025, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube and Instagram. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Paul Miles
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

# # #

FOR IMMEDIATE RELEASE
In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary statement regarding forward-looking information

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, including an increase in the likelihood of an economic slowdown or recession, changes in market conditions, trade disputes with other countries, including the effect of sanctions and trade restrictions, such as tariffs and trade barriers imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, weakening in capital markets in the U.S and globally, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, uncertainty regarding the U.S. federal government shutdown and geopolitical tensions;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements and the reinsurers' performance of their obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength (“IFS”) ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;

FOR IMMEDIATE RELEASE
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC or any affiliates thereof (“Blackstone”), BlackRock Financial Management, Inc. (“BlackRock”) or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone;
•our inability to maintain the availability of critical technology systems and the confidentiality, integrity and availability of our data, including challenges associated with a variety of privacy and information security laws;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with AIG, Nippon and Blackstone and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to AIG;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering (“IPO”) and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission (“SEC”).

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for

FOR IMMEDIATE RELEASE
GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain GMWBs and/or GMDBs which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs are excluded from APTOI. MRBs related to the variable annuity business subject to the reinsurance agreements with Corporate Solutions Life Reinsurance Company (“CSLR”) are reported in the “Businesses exited through reinsurance” line item.

BUSINESSES EXITED THROUGH REINSURANCE:

Represents the results of businesses that have been or will be economically exited through reinsurance. This includes MRBs, along with changes in the fair value of derivatives used to hedge MRBs which are recorded through “Change in the fair value of MRBs, net.” The results of operations from these businesses have been excluded from APTOI as they are not indicative of our ongoing business operations.

FOR IMMEDIATE RELEASE
OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income available to common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above and preferred stock dividends, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value Available to Corebridge Common Shareholders is derived by excluding preferred stock as well as AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity Available to Common Shareholders (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value available to Common Shareholders and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, revenues from businesses exited through reinsurance, and income from non-operating litigation settlements (included in Other income for GAAP purposes).

FOR IMMEDIATE RELEASE
Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and

FOR IMMEDIATE RELEASE
excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of (i) financial debt (ii) Adjusted Book Value available to Common Shareholders (iii) preferred stock and (iv) non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income from make-whole payments on commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
Reconciliations

The following table presents a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended December 31,	2025				2024
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$971	$173	$—	$798	$2,925	$703	$—	$2,222
Noncontrolling interests	—	—	16	16	—	—	(51)	(51)
Less: Preferred stock dividends	—	—	—	—	—	—	—	—
Pre-tax income (loss)/net income (loss) available to Corebridge common shareholders	971	173	16	814	2,925	703	(51)	2,171
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(290)	(62)	—	(228)	(198)	(43)	—	(155)
Net realized losses on Fortitude Re funds withheld assets	64	13	—	51	148	32	—	116
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	156	33	—	123	(933)	(201)	—	(732)
Subtotal Fortitude Re related items	(70)	(16)	—	(54)	(983)	(212)	—	(771)
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	(15)	—	15	—	(7)	—	7
Deferred income tax valuation allowance (releases) charges	—	24	—	(24)	—	(84)	—	84
Changes in fair value of market risk benefits, net	(2)	—	—	(2)	(469)	(98)	—	(371)
Changes in benefit reserves related to net realized gains (losses)	—	—	—	—	—	1	—	(1)
Net realized (gains) losses(1)	(259)	(54)	—	(205)	(604)	(130)	7	(467)
Non-operating litigation reserves and settlements	—	—	—	—	(1)	—	—	(1)
Restructuring and other costs	78	16	—	62	68	14	—	54
Non-recurring costs related to regulatory or accounting changes	—	—	—	—	1	1	—	—
Net (gain) loss on divestiture	—	—	—	—	—	(7)	—	7
Businesses exited through reinsurance	26	6	—	20	(135)	(29)	—	(106)
Noncontrolling interests	16	—	(16)	—	(44)	—	44	—
Subtotal Other non-Fortitude Re reconciling items	(141)	(23)	(16)	(134)	(1,184)	(339)	51	(794)
Total adjustments	(211)	(39)	(16)	(188)	(2,167)	(551)	51	(1,565)
Adjusted pre-tax operating income/Adjusted after-tax operating income available to Corebridge common shareholders	$760	$134	$—	$626	$758	$152	$—	$606
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE

Twelve Months Ended December 31,	2025				2024
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$(541)	$(151)	$—	$(390)	$2,803	$600	$—	$2,203
Noncontrolling interests	—	—	24	24	—	—	27	27
Less: Preferred stock dividends	—	—	—	—	—	—	—	—
Pre-tax income (loss)/net income (loss) available to Corebridge common shareholders	(541)	(151)	24	(366)	2,803	600	27	2,230
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(1,332)	(285)	—	(1,047)	(1,370)	(293)	—	(1,077)
Net realized losses on Fortitude Re funds withheld assets	100	21	—	79	248	53	—	195
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	1,673	358	—	1,315	518	111	—	407
Subtotal Fortitude Re related items	441	94	—	347	(604)	(129)	—	(475)
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	80	—	(80)	—	49	—	(49)
Deferred income tax valuation allowance (releases) charges	—	(84)	—	84	—	(97)	—	97
Changes in fair value of market risk benefits, net	580	122	—	458	32	7	—	25
Changes in benefit reserves related to net realized gains (losses)	24	5	—	19	(8)	(1)	—	(7)
Net realized (gains) losses(1)	2,476	520	—	1,956	1,459	312	7	1,154
Non-operating litigation reserves and settlements	—	—	—	—	(1)	—	—	(1)
Separation costs	—	—	—	—	94	20	—	74
Restructuring and other costs	381	80	—	301	287	60	—	227
Non-recurring costs related to regulatory or accounting changes	2	—	—	2	3	1	—	2
Net (gain) loss on divestiture	—	—	—	—	(245)	(55)	—	(190)
Businesses exited through reinsurance	(421)	(88)	—	(333)	(687)	(147)	—	(540)
Noncontrolling interests	24	—	(24)	—	34	—	(34)	—
Subtotal Other non-Fortitude Re reconciling items	3,066	635	(24)	2,407	968	149	(27)	792
Total adjustments	3,507	729	(24)	2,754	364	20	(27)	317
Adjusted pre-tax operating income/Adjusted after-tax operating income available to Corebridge common shareholders	$2,966	$578	$—	$2,388	$3,167	$620	$—	$2,547
(1)        Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended December 31, 2025
Premiums	$29	$3	$383	$2,188	$—	$2,603
Policy fees	87	114	356	53	—	610
Net investment income	1,554	457	329	678	9	3,027
Net realized gains (losses)(1)	—	—	—	—	2	2
Advisory fee and other income	—	93	—	1	5	99
Total adjusted revenues	1,670	667	1,068	2,920	16	6,341
Policyholder benefits	39	3	618	2,476	—	3,136
Interest credited to policyholder account balances	904	307	82	268	—	1,561
Amortization of deferred policy acquisition costs	128	26	82	5	—	241
Non-deferrable insurance commissions	47	35	16	5	—	103
Advisory fee expenses	8	30	1	—	—	39
General operating expenses	89	104	122	23	54	392
Interest expense	—	—	—	—	125	125
Total benefits and expenses	1,215	505	921	2,777	179	5,597
Noncontrolling interests	—	—	—	—	16	16
Adjusted pre-tax operating income (loss)	$455	$162	$147	$143	$(147)	$760

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended December 31, 2024
Premiums	$22	$2	$366	$723	$—	$1,113
Policy fees	66	114	371	52	—	603
Net investment income	1,406	460	337	583	25	2,811
Net realized gains (losses)(1)	—	—	—	—	49	49
Advisory fee and other income	1	89	—	—	7	97
Total adjusted revenues	1,495	665	1,074	1,358	81	4,673
Policyholder benefits	34	3	619	969	—	1,625
Interest credited to policyholder account balances	759	303	85	228	—	1,375
Amortization of deferred policy acquisition costs	110	22	84	3	—	219
Non-deferrable insurance commissions	41	31	16	5	1	94
Advisory fee expenses	5	35	—	—	—	40
General operating expenses	88	110	114	20	48	380
Interest expense	—	—	—	—	138	138
Total benefits and expenses	1,037	504	918	1,225	187	3,871
Noncontrolling interests	—	—	—	—	(44)	(44)
Adjusted pre-tax operating income (loss)	$458	$161	$156	$133	$(150)	$758
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Twelve Months Ended December 31, 2025
Premiums	$100	$10	$1,466	$4,260	$—	$5,836
Policy fees	310	441	1,443	206	—	2,400
Net investment income	6,012	1,878	1,323	2,565	54	11,832
Net realized gains (losses)(1)	—	—	—	—	(1)	(1)
Advisory fee and other income	—	361	2	3	30	396
Total adjusted revenues	6,422	2,690	4,234	7,034	83	20,463
Policyholder benefits	129	13	2,630	5,325	11	8,108
Interest credited to policyholder account balances	3,384	1,208	325	998	—	5,915
Amortization of deferred policy acquisition costs	475	91	335	17	—	918
Non-deferrable insurance commissions	172	127	60	20	2	381
Advisory fee expenses	22	127	2	—	—	151
General operating expenses	357	400	469	87	214	1,527
Interest expense	—	—	—	—	521	521
Total benefits and expenses	4,539	1,966	3,821	6,447	748	17,521
Noncontrolling interests	—	—	—	—	24	24
Adjusted pre-tax operating income (loss)	$1,883	$724	$413	$587	$(641)	$2,966

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Twelve Months Ended December 31, 2024
Premiums	$107	$12	$1,483	$2,894	$—	$4,496
Policy fees	266	442	1,465	197	—	2,370
Net investment income	5,413	1,920	1,321	2,127	11	10,792
Net realized gains (losses)(1)	—	—	—	—	85	85
Advisory fee and other income	1	343	82	8	47	481
Total adjusted revenues	5,787	2,717	4,351	5,226	143	18,224
Policyholder benefits	99	13	2,681	3,821	—	6,614
Interest credited to policyholder account balances	2,761	1,206	336	799	—	5,102
Amortization of deferred policy acquisition costs	405	85	344	13	—	847
Non-deferrable insurance commissions	132	120	58	20	2	332
Advisory fee expenses	18	134	2	—	—	154
General operating expenses	332	415	469	78	224	1,518
Interest expense	—	—	—	—	524	524
Total benefits and expenses	3,747	1,973	3,890	4,731	750	15,091
Noncontrolling interests	—	—	—	—	34	34
Adjusted pre-tax operating income (loss)	$2,040	$744	$461	$495	$(573)	$3,167
(1)        Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2025	2024		2025		2024
Individual Retirement
Spread income	$659	$657		$2,665		$2,693
Fee income	87	67		310		267
Total Individual Retirement	746	724	—	2,975	—	2,960
Group Retirement
Spread income	154	160		683		727
Fee income	207	203		802		785
Total Group Retirement	361	363	—	1,485	—	1,512
Life Insurance
Underwriting margin	368	370		1,364		1,368
Total Life Insurance	368	370		1,364		1,368
Institutional Markets
Spread income	143	127		587		454
Fee income	17	16		65		62
Underwriting margin	16	18		65		81
Total Institutional Markets	176	161		717		597
Total
Spread income	956	944		3,935		3,874
Fee income	311	286		1,177		1,114
Underwriting margin	384	388		1,429		1,449
Total	$1,651	$1,618		$6,541		$6,437

The following table presents Life Insurance underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Premiums	$383	$366	$1,466	$1,483
Policy fees	356	371	1,443	1,465
Net investment income	329	337	1,323	1,321
Other income	—	—	2	82
Policyholder benefits	(618)	(619)	(2,630)	(2,681)
Interest credited to policyholder account balances	(82)	(85)	(325)	(336)
Less: Impact of annual actuarial assumption update	—	—	85	34
Underwriting margin	$368	$370	$1,364	$1,368

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Premiums	$2,198	$732	$4,295	$2,929
Net investment income	643	547	2,420	1,978
Policyholder benefits	(2,458)	(952)	(5,251)	(3,754)
Interest credited to policyholder account balances	(240)	(200)	(887)	(689)
Less: Impact of annual actuarial assumption update	—	—	10	(10)
Spread income(1)	$143	$127	$587	$454
SVW fees	17	16	65	62
Fee income	$17	$16	$65	$62
Premiums	(10)	(9)	(35)	(35)
Policy fees (excluding SVW)	36	36	141	135
Net investment income	35	36	145	149
Other income	1	—	3	8
Policyholder benefits	(18)	(17)	(74)	(67)
Interest credited to policyholder account balances	(28)	(28)	(111)	(110)
Less: Impact of annual actuarial assumption update	—	—	(4)	1
Underwriting margin(2)	$16	$18	$65	$81
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate- and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per common share data)	2025	2024	2025	2024
GAAP Basis
Numerator for EPS
Net income (loss)	$798	$2,222	$(390)	$2,203
Less: Net income (loss) attributable to noncontrolling interests	(16.0)	51.0	(24.0)	(27.0)
Net income (loss) attributable to Corebridge	814	2,171	(366)	2,230
Less: Preferred stock dividends	—	—	—	—
Net income (loss) available to Corebridge common shareholders	$814	$2,171	$(366)	$2,230

Denominator for EPS
Weighted average common shares outstanding - basic(1)	510.6	569.8	539.3	598.0
Dilutive common shares(2)	1.5	1.6	—	1.2
Weighted average common shares outstanding - diluted	512.1	571.4	539.3	599.2

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$1.60	$3.81	$(0.68)	$3.73
Common stock - diluted	$1.59	$3.80	$(0.68)	$3.72

Operating Basis
Adjusted after-tax operating income available to Corebridge common shareholders	$626	$606	$2,388	$2,547
Weighted average common shares outstanding - diluted	512.1	571.4	540.7	599.2
Operating earnings per common share	$1.22	$1.06	$4.42	$4.25

Common Shares Outstanding
Common shares outstanding, beginning of period	532.1	574.4	561.5	621.7
Share repurchases	(35.7)	(12.9)	(66.7)	(63.4)
Newly issued shares	—	—	1.6	3.2
Common shares outstanding, end of period	496.4	561.5	496.4	561.5
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	December 31, 2025	September 30, 2025	December 31, 2024
(in millions, except per share data)
Total Corebridge shareholders' equity	$13,201	$13,542	$11,462
Less: Preferred stock and additional paid-in capital	493	—	—
Total Corebridge shareholders' equity available to common shareholders (a)	12,708	13,542	11,462
Less: Accumulated other comprehensive income (AOCI)	(9,452)	(9,028)	(13,681)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,391)	(2,334)	(2,798)
Total adjusted book value available to Corebridge common shareholders (b)	$19,769	$20,236	$22,345
Total common shares outstanding (c)(1)	496.4	532.1	561.5
Book value per common share (a/c)	$25.60	$25.45	$20.41
Adjusted book value per common share (b/c)	$39.83	$38.03	$39.80
(1)        Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, unless otherwise noted)	2025	2024	2025	2024
Actual or annualized net income (loss) available to Corebridge common shareholders (a)	$3,256	$8,684	$(366)	$2,230
Actual or annualized adjusted after-tax operating income available to Corebridge common shareholders (b)	2,504	2,424	2,388	2,547
Average Corebridge Shareholders’ equity (c)	13,372	12,535	12,497	11,882
Less: Average preferred stock	247	—	99	—
Total Average equity available to Corebridge common shareholders	13,125	12,535	12,398	11,882
Less: Average AOCI	(9,240)	(11,783)	(10,969)	(13,134)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,363)	(2,428)	(2,533)	(2,481)
Average Adjusted Book Value (d)	$20,002	$21,890	$20,834	$22,535

Return on Average Equity (a/c)	24.3%	69.3%	(2.9)%	18.8%
Adjusted ROAE (b/d)	12.5%	11.1%	11.5%	11.3%

The following table presents the reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Net investment income (net income basis)	$3,277	$3,020	$13,124	$12,228
Net investment (income) on Fortitude Re funds withheld assets	(290)	(198)	(1,332)	(1,370)
Net investment (income) related to businesses exited through reinsurance	(18)	(82)	(214)	(324)
Other adjustments	(12)	(7)	(42)	(30)
Derivative income recorded in net realized gains (losses)	70	78	296	288
Total adjustments	(250)	(209)	(1,292)	(1,436)
Net investment income (APTOI basis)	$3,027	$2,811	$11,832	$10,792

FOR IMMEDIATE RELEASE
The following table presents notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(12)	$(11)	$(62)	$(78)
Investments	—	—	10	35
Annual actuarial assumption review	—	18	(7)	18
General operating expenses	—	(2)	—	(2)
Total adjustments	$(12)	$(13)	$(59)	$(27)

Group Retirement:
Alternative investments returns versus long-term return expectations	$(10)	$(5)	$(29)	$(36)
Investments	—	—	4	8
Annual actuarial assumption review	—	—	—	(1)
General operating expenses	—	(9)	—	(9)
Total adjustments	$(10)	$(14)	$(25)	$(38)

Life Insurance:
Alternative investments returns versus long-term return expectations	$(3)	$(3)	$(16)	$(20)
Investments	—	—	2	8
Annual actuarial assumption review	—	—	(85)	(29)
Reinsurance	40	—	40	32
General operating expenses	—	(5)	—	(5)
Total adjustments	$37	$(8)	$(59)	$(14)

Institutional Markets:
Alternative investments returns versus long-term return expectations	$(21)	$(6)	$(16)	$(100)
Investments	—	—	4	17
Annual actuarial assumption review	—	—	(6)	9
Reinsurance	—	—	—	5
General operating expenses	—	(1)	—	(1)
Total adjustments	$(21)	$(7)	$(18)	$(70)

Total Corebridge:
Alternative investments returns versus long-term return expectations	$(46)	$(25)	$(123)	$(234)
Investments	—	—	20	68
Annual actuarial assumption review	—	—	(98)	(3)
Reinsurance	40	—	40	37
General operating expenses	—	(17)	—	(17)
Corporate & other	—	—	(12)	32
Total adjustments	$(6)	$(42)	$(173)	$(117)
Discrete tax items - income tax (expense) benefit	$19	$—	$19	$(10)

FOR IMMEDIATE RELEASE
The following table presents premiums and deposits:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Individual Retirement
Premiums	$29	$22	$100	$107
Deposits	4,295	4,517	20,536	20,383
Other(1)	(2)	—	(7)	(7)
Premiums and deposits	$4,322	$4,539	$20,629	$20,483
Group Retirement
Premiums	$3	$2	$10	$12
Deposits	1,828	1,614	7,383	7,619
Premiums and deposits(2)(3)	$1,831	$1,616	$7,393	$7,631
Life Insurance
Premiums	$383	$366	$1,466	$1,483
Deposits	402	411	1,570	1,579
Other(1)	90	102	404	613
Premiums and deposits	$875	$879	$3,440	$3,675
Institutional Markets
Premiums	$2,188	$723	$4,260	$2,894
Deposits	828	1,635	5,968	5,332
Other(1)	11	7	41	36
Premiums and deposits	$3,027	$2,365	$10,269	$8,262
Total
Premiums	$2,603	$1,113	$5,836	$4,496
Deposits	7,353	8,177	35,457	34,913
Other(1)	99	109	438	642
Premiums and deposits	$10,055	$9,399	$41,731	$40,051
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes inflows related to in-plan mutual funds of $767 million and $714 million for the three months ended December 31, 2025 and December 31, 2024, respectively, as well as $3,096 million and $3,065 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $830 million and $788 million for the three months ended December 31, 2025 and December 31, 2024, respectively, as well as $3,097 million and $3,062 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively